                                    CONSENT

        We hereby consent to the use of the opinion, dated November 19, 1999, we have provided to Triarc Consumer Products Group, LLC, Triarc Beverage Holdings Corp. and RC-11, Inc., as an exhibit to the Registration Statement on Form S-4 (Registration Nos. 333-78625; 333-78625-01 through 333-78625-28).

                              Very truly yours,

                              /s/ WATKINS, LUDLAM WINTER & STENNIS, P.A.

                              WATKINS, LUDLAM WINTER & STENNIS, P.A.

Dated: December 10, 1999